JOINT SPECIAL MEETING OF STOCKHOLDERS, NOVEMBER 28, 1995

        A Special Meeting of the stockholders of the Prairie Funds, Prairie Institutional Funds, Prairie Intermediate Bond Fund and Prairie Municipal Bond Fund, Inc. was held on November 28, 1995 at 3435 Stelzer Road, Columbus Ohio, pursuant to notice given to all stockholders of record on September 15, 1995.

        The first item was the approval of a new Investment Management agreement between the Funds and First Chicago Investment Management Company. Such approval was necessary because of the merger agreement between First Chicago Corporation and NBD Bancorp, Inc.

PRAIRIE FUNDS
(a)     Managed Assets Income Fund:
                3,484,255 of the total shares outstanding voted in favor of approval,
                29,569 voted against and 48,108 abstained.
(b)     Managed Assets Fund:
                338,203 of the total shares outstanding voted in favor of approval,
                0 voted against and 1,984 abstained.
(c)     Equity Income Fund:
                20,277,924 of the total shares outstanding voted in favor of approval,
                289,304 voted against and 1,689,065 abstained.
(d)     Growth Fund:
                23,688,705 of the total shares outstanding voted in favor of approval,
                159,270 voted against and 151,624 abstained.
(e)     Special Opportunities Fund:
                6,783,521 of the total shares outstanding voted in favor of approval,
                0 voted against and 646,622 abstained.
(f)     International Equity Fund:
                7,743,043 of the total shares outstanding voted in favor of approval,
                0 voted against and 3,978 abstained.
(g)     Bond Fund:
                9,402,335 of the total shares outstanding voted in favor of approval,
                242,037 voted against and 1,301,595 abstained.
(h)     International Bond Fund:
                1,063,692 of the total shares outstanding voted in favor of approval,
                0 voted against and 47,663 abstained.
(i)     Intermediate Municipal Bond Fund:
                30,202,480 of the total shares outstanding voted in favor of approval,
                23,546 voted against and 215,217 abstained.
(j)     U.S. Government Money Market Fund:
                26,654,820 of the total shares outstanding voted in favor of approval,
                473,493 voted against and 1,021,928 abstained.
(k)     Money Market Fund:
                88,655,004 of the total shares outstanding voted in favor of approval,
                509,609 voted against and 3,096,509 abstained.
(l)     Municipal Money Market Fund:
                130,175,915 of the total shares outstanding voted in favor of approval,
                939,563 voted against and 4,252,834 abstained.

PRAIRIE INSTITUTIONAL FUNDS
(a)     Cash Management Fund:
                272,674,617 of the total shares outstanding voted in favor of approval,
                313,088 voted against and 23,536,693 abstained.
(b)     Treasury Prime Cash Management Fund:
                7,658,819 of the total shares outstanding voted in favor of approval,





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                      0 voted against and     0 abstained.
(c)    U.S. Government Securities Cash Management Fund:
                268,544,652 of the total shares outstanding voted in favor of approval,
                0 voted against and  196,765 abstained.

PRAIRIE INTERMEDIATE BOND FUND
                21,827,738 of the total shares outstanding voted in favor
                  of approval,
                96,649 voted against and 519,659 abstained.

PRAIRIE MUNICIPAL BOND FUND, INC.
                18,802,091 of the total shares outstanding voted in favor
                  of approval,
                76,798 voted against and 633,190 abstained.

        The second item was the approval of a new Sub-Investment Advisory Agreement between First Chicago Investment Management Company and ANB Investment Management and Trust Company with respect to the International Equity Fund of Prairie Funds only. Such approval was necessary because of the merger agreement between First Chicago Corporation and NBD Bancorp, Inc.

International Equity Fund:
                7,747,021 of the total shares outstanding voted in favor
                  of approval,
                0 voted against and   0 abstained.





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